Exhibit A

                          RIVIERA HOLDINGS CORPORATION

                        2005 INCENTIVE STOCK OPTION PLAN


                                    ARTICLE I

                              PURPOSE; DEFINITIONS

Section 1.1:       Statement of Policy:

                   The Board of Directors of Riviera Holdings Corporation, a Nevada corporation (the "Corporation"), believes that the maximum advantage to the Corporation from its officers and key employees can be secured by establishing a close identity between the interests of the Corporation and its Subsidiaries (as defined in paragraph (y) of Section 1.2), and those of its or their respective officers and key employees. The Board believes that it would be in the best interests of the Corporation to adopt the 2005 Incentive Stock Option Plan which will provide for the granting of Incentive Stock Options (as defined in paragraph (q) of Section 1.2) and which will serve the function of providing closer alignment of interests between the officers and key employees of the Corporation and the shareholders of the Corporation. Furthermore, it will serve: to retain these individuals in the service of the Corporation or its Subsidiaries; to attract and retain the services of new key employees to become associated with the Corporation or its Subsidiaries; and to encourage ownership of the Company's Common Stock (as defined in paragraph (h) of Section 1.2) by such employees.

Section 1.2:       Definitions:
                   When used in this Plan, unless the context otherwise requires:

(a)                   "Affiliate" shall mean any entity, excluding its
                       Subsidiaries, in which the Corporation has a direct or indirect equity interest, as determined by the Board of Directors.

(b) "Applicable Laws" shall mean the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code (as defined in paragraph (f) of Section 1.2), any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any jurisdiction where Awards (as defined in paragraph (c) of Section 1.2) are, or will be, granted under the Plan.

(c)                    "Award" shall mean the award of an Incentive Stock
                       Option under the Plan.

(d) "Board of Directors" shall each mean the Board of Directors of the Corporation as constituted from time to time.

(e) "Change of Control" shall mean the occurrence of any of the following events: (i) the dissolution or liquidation of the Corporation, or a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the owners of all of the outstanding shares of Common Stock immediately prior to such reorganization, merger or consolidation own, in the aggregate, less than 50% of the outstanding shares of Common Stock of the Corporation or any other surviving entity or its parent into which the Corporation shall be merged or consolidated immediately following the consummation thereof; (ii) the consummation of the sale, transfer or other disposition of all or substantially all of the assets or more than 50% of the then outstanding shares of Common Stock of the Corporation; or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as defined in paragraph (l) of Section 1.2)) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation's then outstanding voting securities.

(f) "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) "Committee" shall mean the committee designated by the Board of Directors to administer the Plan under Section
                       3.1 hereof.

(h) "Common Stock" and "Stock" shall each mean the common stock of the Corporation.

(i) "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

(j)                    "Effective Date" shall have the meaning set forth in
                       Section 10.1.

(k) "Employee" shall mean an officer or other key employee of the Corporation or any of its Subsidiaries, including a director who is an employee.

(l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

(m) "Exercise Notice" shall have the meaning set forth in paragraph (c) of Section 6.3.

(n) "Fair Market Value" shall mean, on any given date, if the Common Stock is traded on an exchange, closing price on the date of valuation or if not traded on an exchange, as the Committee may determine in good faith.

(o) "Gaming Authorities" shall mean any agency, commission, official or other instrumentality of the United States or any state, county, or other political subdivision, including, without limitation, Nevada State Gaming Control Board, the Nevada Gaming Commission, the Colorado Commission, the Colorado Division of Gaming or any other governmental agency which may govern the gaming operations of the Corporation or its Subsidiaries.

(p) "Holder" shall mean an Employee to whom an Award has been granted.

(q) "Incentive Stock Option" shall mean an Option (as defined in paragraph (t) of Section 1.2) that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of
                       Section 422 of the Code and the regulations promulgated thereunder.

(r) "Non-Qualified Stock Option" shall mean a stock option that does not qualify as an Incentive Stock Option.

(s) "Option Agreement" shall mean each Agreement referred to in Section 5.1 between the Corporation and any person to whom an Option is granted.

(t) "Option" shall mean an Incentive Stock Option granted under this Plan.

(u)                    "Option Shares" shall have the meaning set forth in
                       Section 8.5(a).

(v) "Plan" shall mean this 2005 Incentive Stock Option Plan, as such Plan from time to time may be amended as herein provided.

(w) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

(x) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

(y) "Ten Percent (10%) Shareholder" shall mean a person who on any given date owns, either directly or within the meaning of the attribution rules contained in
                       Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting powers of all classes of stock of the Corporation or a Subsidiary.

(z) "Termination For Cause" shall mean the occurrence of any of the following actions, which results in the Holder's termination of employment with the Corporation or a Subsidiary:

                            (i) a final felony conviction entered into against the Holder after all appeals have been exhausted;

                            (ii) a final civil judgment, after all appeals have been exhausted by the parties to such suit, in which there is a finding that the Holder committed fraud or dishonesty, whether or not involving the Corporation or any Subsidiary;

                            (iii) the Holder's failure to perform "reasonable duties" assigned to Holder; provided that the Board of Directors of the Corporation gives the Holder written notice of such failure to perform such duties and that the Holder does not perform such duties within thirty (30) days after receipt of such written notice; or

                            (v) the Gaming Authorities determines that the Holder is unsuitable to act as an executive of a gaming company in such Holder's individual capacity.

                                   ARTICLE II
                                   ELIGIBILITY

Section 2.1:       Award Eligibility:
                   Persons eligible to receive Awards under this Plan shall be all Employees; provided, however, the Committee, in its sole discretion, may select the Employees that will be granted Incentive Stock Options. However, in no event may Incentive Stock Options be granted to Employees of Affiliates.

                                   ARTICLE III

                             ADMINISTRATION OF PLAN

Section 3.1:       Committee:

                   This Plan will be administered by a committee of the Board of Directors which will be comprised solely of two (2) or more "outside directors," as that term is used in Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are "outside directors" shall not render ineffective or void any Options granted by the Committee or any other actions taken by such Committee. The Committee will have authority in its discretion, subject to the express provisions of this Plan:

(a) to determine the Employees to whom and the time or times at which Awards shall be granted and the number of shares to be covered by each Option;

(b) adopt procedures and regulations governing the Incentive Stock Options and making all other determinations necessary or advisable to carry out the terms of the Plan;

(c) to determine the terms and provisions of the Awards and approve forms of the Option Agreements (which need not be identical) for use under this Plan, including, without limitation, such terms and provisions as may be required:

(i) to cause this Plan and the Options and Common Stock issued pursuant to the Plan to be registered on Form S-8 promulgated pursuant to the Securities Act or any other appropriate form; and

(ii) to set forth the form of restrictive legends to be placed on certificates representing shares of Common Stock to be issued pursuant to Options relating to obligations of the holders under the federal and state securities laws and under the Code.

(d) to modify and amend an existing Award, without approval of the Holder, in order to carry out the purposes of this Plan (so long as such an amendment does not take away any benefit granted to a Holder by the Award and so long as the amended Award would comport with the terms of this Plan, including the provisions of Section 422 of the Code); and

(e) to make all other determinations deemed necessary or advisable for administering this Plan.

Section 3.2:       Committee's Decision:
                   Any interpretation by the Committee of the terms and provisions of this Plan and the administration hereof, and all actions that are taken by the Committee shall be final and binding upon the Holders.

Section 3.3:       Vacancies:
                   If a member of the Committee for any reason shall cease to serve, the vacancy may be filled by the Board of Directors in accordance with the By-laws of the Corporation and this Plan.

Section 3.4:       Removal:
                   Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors.

Section 3.5:       Chairman:
                   The Board of Directors or the  Committee  shall  select one
(1) of the members of the  Committee as the  Committee's chairman.

Section 3.6:       Meetings:
                   The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and approved by all the members of the Committee shall be fully as effective as if it had been made by the affirmative vote of a majority of its members at a meeting duly called and held. The Committee may appoint a secretary, who shall keep minutes of its meetings and make such rules and regulations for the conduct of its business as may be deemed advisable.

                                   ARTICLE IV
                     SHARES OF COMMON STOCK SUBJECT TO PLAN
Section 4.1:       Shares Available:

(a) Subject to the provisions of Article VIII regarding adjustments, the aggregate number of shares of the Common Stock, which may be subject to this Plan, is one million (1,000,000) shares of the Common Stock. Such shares of Common Stock may be authorized and unissued shares or issued shares held in the Corporation's treasury.

(b) If an Award expires or becomes unexercisable without having been exercised in full, is forfeited to or repurchased by the Company, the unpurchased shares which were subject thereto will become available for future grant under the Plan (unless the Plan is terminated). However, shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. Notwithstanding the foregoing and, subject to an adjustment provided in Article VIII, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in paragraph (a) of Section 4.1, plus, to the extent allowable under Section 422 of the Code, any shares of Common Stock that become available for issuance under the Plan under this paragraph (b).

                                    ARTICLE V
                                     OPTIONS
Section 5.1:       Option Grants:
                   Options shall be evidenced by Option Agreements. An Option Agreement signed by the Chairman, the President, or any other officer of the Corporation designated by the Chairman or the Board of Directors, and attested by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary of the Corporation, shall be issued to each person to whom an Award is granted. If any grantee of an Award does not execute an Option Agreement in the form prescribed by the Committee within thirty (30) days from the grant thereof, such Option Agreement shall be of no further force and effect.

Section 5.2:       Time for Grant of Awards:

                   Awards may be granted by the Committee to Employees pursuant to this Plan, from time to time for a period beginning with the Effective Date (as defined in Section 10.1) and ending on the 10th anniversary of the Effective Date of this Plan. Except with respect to the limit of granting options as set forth in Section 5.3 below, nothing herein shall be construed to prohibit the issuance of Awards at different times to the same persons.

Section 5.3:       Number of Shares to be Optioned and Nature of Option:

                   Subject to Section 2.1 of this Plan, the total number of shares to be optioned to any eligible person shall be determined by the Committee in its sole discretion; provided, however, no Employee will be granted, in any fiscal year of the Corporation, Options to purchase more than 500,000 shares of Common Stock.

Section 5.4:       Incentive Stock Option:

                   Each Option granted under this Plan shall be designated an Incentive Stock Option (as defined in Section 422(a) of the Code). Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Corporation and Subsidiary) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options. For purposes of this
Section 5.4, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock will be determined as of the time the Option with respect to such shares is granted.

Section 5.5:       Term of Options:

                   The Option Agreements shall specify when an Option may be exercisable, and the terms and conditions applicable thereto, including any vesting requirements. The term of an Option Agreement will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time the Incentive Stock Option is granted, is a Ten Percent (10%) Shareholder, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

Section 5.6:       Option Price:

                   The exercise price at which Common Stock may be purchased shall be determined by the Committee subject to the following:

(a) if granted to an Employee who, at the time the Incentive Stock Option is granted, is a Ten Percent (10%) Shareholder, the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; or

(b) if granted to an Employee other than an Employee described in paragraph (a) immediately above, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant.

                                   ARTICLE VI
                               EXERCISE OF OPTIONS
Section 6.1:       Death, Disability, Retirement or
                   Termination of Employment:
                   Notwithstanding the provisions of Section 6.2 of this Plan, Options granted to a Holder may be exercised as follows:

(a) In the event of the termination of the Holder's employment, excluding a Termination For Cause, then such Holder's Option may be exercised, regardless of tax consequences, to the extent then vested and exercisable as provided in the Option Agreement applicable to such Option at any time:

(i) within three (3) months following such termination if exercise by such Holder during such period would not result in liability under Section 16(b) of the Exchange Act, or

(ii) within six (6) months following such termination if exercise by such Holder within three (3) months following such termination would result in liability under
                                     Section 16(b) of the Exchange Act (but in any event not thereafter).

(b) In the event of the termination of the Holder's employment resulting from the Holder's retirement upon or after attaining the age of sixty-two (62), then such Holder's Options shall, if not already vested, immediately vest, and the Holder's Option may be exercised, regardless of tax consequences, to the extent vested at any time:

(i) within three (3) months following such termination if exercise by such Holder during such period would not result in liability under Section 16(b) of the Exchange Act, or

(ii) within six (6) months following such termination if exercise by such Holder within three (3) months following such termination would result in liability under
                                     Section 16(b) of the Exchange Act, but in any event not thereafter.

(c) In the event of the death or Disability of the Holder either:

(i)                                  while employed by the Corporation or a
                                     Subsidiary, or

(ii) while eligible to exercise his Option pursuant to Section 6.1(a) or (b) of this Plan following the termination of his employment;

                            then the Option shall, if not already vested, immediately vest, and the Holder's Option may be exercised, regardless of tax consequences to the extent vested, at any time within one (1) year following the Holder's death or Disability. In the event of termination of employment by reason of Death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422(a) of the Code, such Incentive Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(d) Unless otherwise provided by the Committee, if on (the first of the following to occur) date of termination of employment (excluding a Termination For Cause), the death of Holder, or Disability of Holder, the shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not exercised within the time specified in paragraphs (a), (b) or (c) above, as the case may be, the Option will terminate, and the shares covered by such Option, will revert to the Plan.

Section 6.2:  Termination of Employment Under Other Circumstances Procedure:
                   In the event of a Holder's Termination For Cause, all Options, which have been granted to such Holder and which have not been exercised by him prior to the time of such termination, whether or not vested, shall automatically be terminated and thereafter may not be exercised, and the shares covered by such Option, which are have not been exercised prior to such termination, will revert to the Plan.

Section 6.3:       Procedure:
                   An Option shall be exercisable by delivery of a duly signed notice in writing to such effect and the full purchase price of the Common Stock purchased pursuant to the exercise of the Option to the Treasurer of the Corporation or to any other officer of the Corporation appointed by the Committee for the purpose of receiving the same; provided, however, that no Option issued pursuant to this Plan may be exercised at any time when the Option or the granting or the exercise thereof violates any Applicable Law and that an Option may not be exercised for a fraction of a share of Common Stock. Delivery of the full purchase price shall be satisfied either:

(a)                        by payment in cash of the full purchase price;

(b) by tender of such number of shares of the Corporation's Common Stock owned either (i) by the Holder prior to exercise of the Option or (ii) with the consent of the Committee, by the Holder as a result of the exercise of the Option, as is equal in value (as determined by its Fair Market Value at the close of business on the last business day before the date of delivery) to the full purchase price; or

(c) by delivery of any combination of cash and such shares of the Corporation's Common Stock (valued as set forth above) which, in the aggregate, is equal in value to the full purchase price, subject to compliance with applicable securities laws. Alternatively, an Option shall be exercisable by Holders not subject to Section 16(b) of the Exchange Act by delivery of a duly signed notice in writing to such effect (the "Exercise Notice") which shall include irrevocable instructions to the Corporation to deliver the stock certificates issuable in respect of such Option exercise directly to a broker named therein, which has agreed to participate in a "cashless" exercise on behalf of the Holder. In connection therewith, the Corporation shall acknowledge and, notwithstanding the provisions of
                           Section 6.4 hereof, forward a copy of the Exercise Notice to such broker and the Corporation shall be authorized and entitled to deliver such stock certificates directly to such broker against receipt of the exercise price and any withholding taxes due in respect of such option exercise. The Committee shall have the right to adopt such rules and regulations with respect to the provisions of this paragraph as it deems appropriate. Whenever all or any portion of the purchase price payable upon exercise of an Option is paid by the delivery of shares of the Corporation's Common Stock, tender of such shares shall be accompanied by a duly executed stock power and by payment of the requisite stock transfer tax, if any. The Committee may also require the Holder to make such representations as to his title, authority to transfer such title and any other facts as it may deem appropriate.

Section 6.4:       Issuance of Shares:
                   Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the purchaser a certificate representing the shares of Common Stock purchased pursuant to the exercise of the Option.

Section 6.5:       Shareholder Rights of Holder:
                   No person entitled to exercise any Option granted under this Plan shall have any rights or privileges of a shareholder of the Corporation in respect of any shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

Section 6.6:       Termination of Options:
                   Any Option not exercised within the period fixed for its exercise in an Option Agreement, and this Article VI shall terminate and become null and void.

Section 6.7:       Unexercised Options:
                   Common Stock covered by Options which have terminated in accordance with the provisions of this Plan, to the extent to which such Options have not been exercised, may be treated by the Committee, as Common Stock which is eligible for other and further granting of Options in accordance with the terms of this Plan.

Section 6.8:       Cash-Out of Vested Options:
                   The Committee, in its sole discretion, may cancel the vested portion of any Options held by a Holder who is at such time no longer an Employee of the Corporation or any of its Subsidiaries in exchange for a cash payment equal to the difference between: (i) the Fair Market Value of the shares subject to such vested Options; and (ii) the Option Price for such shares.

                                   ARTICLE VII
                           NOT AN EMPLOYMENT CONTRACT
Section 7.1:       Not an Employment Contract:
                   Anything contained herein or in any Option Agreement notwithstanding, neither this Plan, any Option Agreement nor any Option granted pursuant to this Plan shall confer on an individual any right to continue in the employ or service of the Corporation or any Subsidiary or interfere in any way with the right of the Corporation or such Subsidiary at any time to terminate or modify the terms or conditions of the employment or service of the Holder of the Option.

                                  ARTICLE VIII
                    ADJUSTMENTS, MERGER OR CHANGE IN CONTROL
Section 8.1:      Change in Common Stock:
(a) In the event of any changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, combinations, exchanges of shares or other securities of the Corporation or any other similar transaction, the Committee, in its sole discretion, may adjust the maximum number of shares of Common Stock that may be granted under this Plan and/or may adjust the number and price of shares of Common Stock allocated to unexercised Options which have been granted prior to any such event. The purpose of this provision is to permit the Committee, in its sole discretion, to provide for an adjustment to the Plan and to the Options, as provided above, such that an Option may be adjusted to give the Holder, upon exercise of his Option, rights equivalent to the rights of a person who had held shares of Common Stock in the amount subject to the Option at the time the Option was granted.

(b) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of the par value status of any or all of its authorized shares, the shares resulting from any such change shall be deemed to be Common Stock or Stock within the meaning of this Plan.

(c) Anything contained in this Section 8.1 to the contrary notwithstanding, no adjustment shall be made in the number of shares of Common Stock subject to each outstanding Option or the Option prices or both, in the event of any changes in the outstanding Common Stock by reason of issuances of shares of Common Stock upon exercise of any option.

(d) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section 8.1 shall, where appropriate, be paid in cash to the Holder.

Section 8.2:      Dissolution or Liquidation:
                   In the event of the complete liquidation or dissolution of the Corporation other than as an incident to a merger, reorganization, or other adjustment referred to in Section 8.1 above, any Options granted pursuant to this Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of this Plan. Section 8.3: Change of
Control:

(a) Notwithstanding anything to the contrary, upon the occurrence of a Change of Control, in which the Corporation is not the surviving corporation and in the event that the agreement effectuating the Change of Control provides for the assumption of Options granted under this Plan, the shares of common stock or other securities of the successor corporation may be issued under this Plan in lieu of shares of Common Stock, subject to any adjustments which the Committee, in its sole discretion, may determine is equitable; provided, however, such substitution of securities shall not require the consent of any person who holds an Option pursuant to this Plan.

(b) In the event of a Change of Control (unless the outstanding Options are effectively assumed by the surviving entity or acquiring entity), each outstanding Option shall accelerate to become fully vested and immediately exercisable. To the extent required by the terms of the transaction constituting a Change of Control, each Holder shall have the right to exercise any outstanding Option, to the extent not previously exercised, and participate in the Change of Control on the same terms and conditions as other shareholders that own the Common Stock; provided, however, if the Holder does not so exercise his Option, such Option shall be canceled as part of such Change of Control. After the effective date of the Change of Control, the Committee shall deliver a written notice to each Holder setting forth the terms of the transaction constituting the Change of Control, directing the Holder to exercise the Option, to the extent required by the terms of the transaction constituting the Change of Control; provided that such Option shall be exercisable for a period of at least ten (10) days from the date of such notice (as such period may be extended by the determination of the Committee, in its sole discretion).

Section 8.4:      Rights of Holders and the Corporation:
                  -------------------------------------
(a)                        Except as otherwise expressly provided in this
                           Article VIII, a Holder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

(b) The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 8.5:      Compliance With Securities Act:
(a) As soon as is reasonably practicable, the Corporation will use its best efforts to effect a registration on Form S-8 under the Securities Act with respect to all Options and all shares issuable upon exercise of the Options (the "Option Shares"), provided, however, that the Corporation shall not, be obligated to effect, or to take any action to effect, any registration in any jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting registration unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or Blue Sky Laws of such jurisdiction, provided that the filing of a Form U-2 or similar form shall not be deemed to be a general consent to service of process for purposes of this subsection. In connection with any such registration, the Corporation shall:

(i) promptly give written notice of the proposed registration to all Holders;

(ii) use its reasonable best efforts to effect the registration of the Options held by the Holders and the Option shares subject thereto (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Securities
                                    Act) as would permit or facilitate the sale and distribution of such Options and Option Shares;

(iii)                               keep the registration effective;

(iv) prepare and file with the Securities and Exchange Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

(v) use its best efforts to cause all such Options and Option Shares registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or eligible for listing if the listing of such Options and Option Shares is then permitted under the rules of such exchange; and

(vi) provide a transfer agent and registrar for all Options and Option Shares registered pursuant to such registration statement and a CUSIP number for all such Options and Option Shares, in each case not later than the effective date of such registration statement.

(b) Prior to the effectiveness of any registration of the Option Shares, as provided in Section 8.5(a), the Corporation may postpone the issuance and delivery of shares of Common Stock upon any exercise of any Option until:

(i) the admission of such shares to listing on any stock exchange on which shares of the Corporation of the same class are then listed and the completion of such registration or other qualification of such shares under any Applicable Law shall determine to be necessary or advisable;

(ii) insofar as any local Blue Sky law might affect the issuance of such shares, either the local Blue Sky Commission shall have ruled or counsel to the Corporation shall have advised that the issue is not subject to such local law or that such shares shall have been qualified under such law;

(iii) counsel to the Holder has delivered an opinion to the Corporation, satisfactory in form and substance, to the effect that the issuance of such shares does not require registration under any federal or state securities laws or that any such registration as may be required shall be effective as of the time of issuance of such shares;

(iv) the individual to who the Option is granted shall have represented and agreed in writing that any shares purchased pursuant to the Option are being purchased for investment only and not with a view to the distribution or resale thereof; provided, however, that a Holder making such representation and agreement may be released by the Corporation at its discretion from such representation and agreement upon the shares being registered or qualified in such manner as may be legally required at any time, and

(v) the Committee shall have been advised by counsel that all applicable legal requirements of the Securities Act have been complied with. Any person exercising an Option shall make such representations and furnish such information as may be appropriate to permit the Corporation, in light of the then existence or non-existence of an effective registration statement under the Securities Act, with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable law.

(c) The Corporation shall not have any liability to any Holder or otherwise:

(i) in the event a registration does not occur with respect to the Option Shares; or

(ii) with respect to any Option the exercise of which is prevented by the provisions of paragraph (b) of Section 8.5.

                                   ARTICLE IX
                                 TAX WITHHOLDING

Section 9.1:  Withholding Requirements:

                  Prior to the delivery of any Shares or cash pursuant to an or exercise thereof, the Company will have the power and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Holder's FICA obligation) required to be withheld with respect to the exercise thereof.

Section 9.2:  Withholding Arrangements:

                  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (without limitation) permit the Holder to satisfy such tax withholding obligation, in whole or in part by:
(a) paying cash; (b) electing to have the Company withhold otherwise deliverable cash or shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld; (c) delivering to the Company already owned Shares having a Fair Market Value equal to the amount required to be withheld; or (d) selling a sufficient number of shares of Common Stock otherwise deliverable to the Holder through such means as the Committee may determine in its sole discretion equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made; provided that such amount shall not exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Holder with respect to the Option on the date that the amount of tax to be withheld is to be determined. For the purposes of this Section 9.2, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes, if any, are required to be withheld.

                                    ARTICLE X
                    AMENDMENT, TERMINATION AND INTERPRETATION
Section 10.1:  Term of Plan:

                  The Board of Directors adopted the Plan on March 10, 2005, and the Plan will be effective as of the date of that the shareholders of the Corporation approve the Plan (the "Effective Date"), subject to Section 10.3. The Plan will continue in effect until March 9, 2015, unless terminated earlier under Section 10.2.

Section 10.2:  Amendment and Termination:

                  As provided in paragraph (d) of Section 3.1, the Committee may at any time amend, alter, suspend or terminate the Plan. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Committee, which agreement must be in writing and signed by the Holder and the Corporation. Termination of the Plan will not affect the Committee's ability to exercise the powers granted to it hereunder with respect to any Option granted under the Plan prior to the date of such termination.

Section 10.3:  Shareholder Approval:

                  The Plan will be subject to approval by the shareholders of the Corporation within twelve (12) months after the date the Plan was adopted by the Board of Directors. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Section 10.4:  Evidence of Each Option:

                  The Committee may include in each agreement or document it may issue to the Holder of any Option, evidencing the existence of such Option given or granted pursuant to the terms of this Plan, the text of this Plan by reference thereto in such certificate or document; and in such event, the entire terms of this Plan as it may exist and as it may be amended from time to time shall be deemed included in such certificate or document with the same force and effect as though this Plan were set forth in its entirety in such agreement or document.

                                   ARTICLE XI
                                  MISCELLANEOUS
Section 11.1:  Substituted Options:

                  Subject to the limitation in Section 4.1 hereof on total shares available for Options, Options to purchase shares of the Corporation's Common Stock may be issued under this Plan; provided that such Options are issued in substitution for outstanding Options held by persons who have become employees of the Corporation or any of its Subsidiaries by reason of a corporate merger, consolidation, acquisition of property or capital stock, separation, reorganization or liquidation.